Exhibit 10.9(b)

EXTENSION AND MODIFICATION AGREEMENT

This Extension and Modification Agreement (this “Agreement”) is entered into as of June 15, 2026, by and between Joseph A Marino (“Lender”), and Encore Medical, Inc., a Minnesota corporation (“Borrower”).

RECITALS

A. Borrower executed and delivered to Lender that certain Promissory Note dated November 24, 2025 as amended, modified, renewed, restated, supplemented or otherwise in effect from time to time (the “Note”)

B. The Note is currently scheduled to mature on June 30, 2026.

C. Borrower has requested, and Lender has agreed, subject to the terms and conditions set forth herein, to extend the maturity date of the Note.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties agree as follows:

1. Extension of Maturity Date.

Effective upon satisfaction of the conditions set forth herein, the maturity date of the Note is hereby extended from June 30, 2026 to December 31, 2026 (the “Extended Maturity Date”). On the Extended Maturity Date, all outstanding principal, accrued and unpaid interest, fees, costs, expenses and all other obligations owing under the Note and related loan documents shall be immediately due and payable in full unless otherwise or sooner converted to shares of common stock to the extent provided in the Note.

2. Ratification of Loan Documents.

Except as expressly modified by this Agreement, the Note and all related loan documents are hereby ratified, confirmed and reaffirmed in all respects and shall remain in full force and effect.

3. No Novation.

This Agreement constitutes an extension and modification of the existing indebtedness and is not intended to constitute, and shall not be construed as, a novation, repayment, satisfaction or extinguishment of any indebtedness or obligations owed by Borrower.

4. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflict of laws principles.

5. Counterparts; Electronic Signatures.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Electronic and PDF signatures shall be deemed originals and enforceable for all purposes.

6. Entire Agreement.

This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior negotiations and understandings concerning such subject matter.

LENDER:

By:	/s/ Joseph A Marino

Name:	Joseph A Marino

BORROWER:

Encore Medical, Inc.

By:	/s/ Peter Buonomo

Name:	Peter Buonomo

Title:	Sr. Vice President

2